Exhibit 3.3

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:17 PM 05/20/2016

FILED 04:17 PM 05/20/2016

SR 20163529292 – File Number 6047698

STATE of DELAWARE

CERTIFICATE of LIMITED PARTNERSHIP

OF

EMERA US FINANCE LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is Emera US Finance LP.

SECOND: Its registered office in the State of Delaware is to be located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The name and mailing address of each general partner is as follows:

NAME	MAILING ADDRESS

Emera US Finance General Partner Inc.	P.O. Box 910
Halifax NS Canada B3J 2W5

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on the day of May, 2016.

EMERA US FINANCE GENERAL PARTNER INC., General Partner

By:

Printed Name : Stephen D. Aftanas

Its:	President and Secretary